UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND
(Exact name of registrant as specified in its Trust Instrument)

Delaware	45-3969422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Pearl Street, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:  333-176761

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest	New York Stock Exchange

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

Item 1.	Descriptions of Registrant’s Securities to be Registered.

This Form 8-A/A is being filed for the purpose of correcting the zip code of Virtus Global Multi-Sector Income Fund to 06103, which was stated incorrectly in the Form 8-A previously filed on February 14, 2012 (SEC Accession No. 0001137439-12-000043).

        The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure-Common Shares” in the Registrant’s Registration Statement on Form N-2 (File Nos. 333-176761; 811-22608), as filed electronically with the Securities and Exchange Commission (the “Commission”) on September 9, 2011  (Accession No. 0001137439-11-000228) (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on January 27, 2012 (Accession No. 0001193125-12-025746).

Item 2.                    Exhibits

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

Date:            February 15, 2012

By:               /s/W. Patrick Bradley
Name:          W. Patrick Bradley
Title:            Vice President, Chief Financial Officer and Treasurer